UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    November 6, 2023
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 2.02.  Results of Operations and Financial Condition.
On November 6, 2023 Albany International issued a news release reporting third quarter 2023 financial results. The Company will host a webcast to discuss earnings at 10:00 a.m. Eastern Time on Tuesday November 7, 2023. The news release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:
99.1    News release dated November 6, 2023 reporting third-quarter 2023 financial results.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Robert D. Starr

Name:	Robert D. Starr
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: November 6, 2023

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated November 6, 2023 reporting third-quarter 2023 financial results.
104	Inline XBRL cover page.

Exhibit 99.1

Albany International Reports Third-Quarter 2023 Results
ROCHESTER, N.H.--(BUSINESS WIRE)--November 6, 2023 — Albany International Corp. (NYSE:AIN) today reported operating results for its third quarter of 2023, which ended September 30, 2023.

"We are reporting another strong quarter," said President and CEO, Gunnar Kleveland. "Revenue of $281 million, was up $20 million or 7.9% year-over-year primarily due to sales growth in Engineered Composites and one month of Heimbach results in the Machine Clothing segment. Both business segments are continuing to deliver on their long-term plans for profitable growth.

"In Machine Clothing, we closed on our acquisition of Heimbach on August 31 and welcome the Heimbach employees and customers to Albany. We are focused on integrating the operations and expect the acquisition to be accretive to earnings and cash flow in 2025. Machine Clothing delivered excellent results, particularly in light of the macroeconomic conditions in both Europe and China.

"Engineered Composites is executing on its long-term growth strategy delivering top-line growth across commercial, defense and space markets. The new business pipeline is robust, and I am excited about the opportunities it represents.

"Our revised guidance takes into account our year-to-date performance, anticipated market conditions, and the modestly dilutive impact of the Heimbach acquisition," concluded Kleveland.

For the third quarter ended September 30, 2023:
•Net revenues were $281.1 million, up 7.9%, or 7.1% after adjusting for currency translation, when compared to the prior year. MC's net revenues increased 8.6%, driven by Heimbach Net revenues and, to a lesser extent, higher Net revenues in tissue and packaging grades, offset by lower Net revenues in pulp and engineered fabrics. AEC's Net revenues increased 6.9%, primarily driven by growth on LEAP programs, the Boeing Frames program, and other commercial programs, offset by lower CH-53K sales.
•Gross profit of $101.8 million was 1.3% higher than the $100.5 million reported for the same period of 2022; overall gross margin declined by more than 200 basis points, driven by lower margins at Heimbach and by an unfavorable shift in program revenue mix at AEC.
•Selling, Technical, General, and Research (STG&R) expenses were $61.7 million, compared to $46.8 million in the same period of 2022; the increase was driven by executive transition costs, acquisition-related expenses, higher personnel-related costs, and unfavorable changes to currency translation rates.
•Operating income was $40.1 million, compared to $53.6 million in the prior year, the result of higher STG&R expenses as described.
•Effective tax rate for the quarter was 25.3%, compared to -41.7% for the third quarter of 2022. The prior year tax rate was driven by the release of residual taxes as a result of the pension settlement at that time; excluding the effect of the pension settlement and related adjustments, the effective tax rate for the third quarter of 2022 was 24.6%.
•Net income attributable to the Company was $27.1 million ($0.87 per share), compared to $10.7 million ($0.34 per share) in the third quarter of 2022; Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $1.02 per share, compared to $1.15 per share for the same period last year.
•Adjusted EBITDA (a non-GAAP measure) was $64.7 million, compared to $68.1 million in the third quarter of 2022, a decrease of 4.9%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

Outlook for Full-Year 2023
The Company has updated its guidance for the full year of 2023 as follows:
•Total company revenue between $1.100 and $1.130 billion, up $60 million;
•Effective income tax rate, including tax adjustments, between 32% and 33%, implying an effective tax rate between 28% and 30% for the fourth quarter of 2023;
•Total company depreciation and amortization approximately $75 million;
•Capital expenditures in the range of $85 to $95 million;
•GAAP earnings per share between $3.02 and $3.37, taking into account $0.14 to $0.18 of dilution from the Heimbach acquisition; largely the result of purchase accounting;
•Adjusted earnings per share between $3.35 and $3.70, up $0.08 per share at the midpoint, and includes $0.02 to $0.06 of dilution from Heimbach;
•Total company Adjusted EBITDA between $238 and $254 million;
•Machine Clothing revenue between $660 and $670 million, increasing approximately $50 million, including the estimated contribution from Heimbach;
•Machine Clothing Adjusted EBITDA between $215 and $225 million, inclusive of approximately $2 million from the Heimbach acquisition;
•Albany Engineered Composites (AEC) revenue between $440 and $460 million, up $10 million; and
•Albany Engineered Composites Adjusted EBITDA between $85 and $90 million, up modestly at the midpoint.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenues	$281,106	$260,563	$824,325	$766,101
Cost of goods sold	179,271	160,070	520,468	473,411

Gross profit	101,835	100,493	303,857	292,690
Selling, general, and administrative expenses	51,975	36,873	147,214	119,325
Technical and research expenses	9,708	9,934	30,303	29,984
Restructuring expenses, net	82	42	227	268

Operating income	40,070	53,644	126,113	143,113
Interest expense/(income), net	3,653	3,794	10,049	11,336
Pension settlement expense	—	49,128	—	49,128
Other (income)/expense, net	56	(6,918)	(4,910)	(17,891)

Income before income taxes	36,361	7,640	120,974	100,540
Income tax expense/(benefit)	9,207	(3,183)	39,908	22,273

Net income	27,154	10,823	81,066	78,267
Net income attributable to the noncontrolling interest	45	129	396	635
Net income attributable to the Company	$27,109	$10,694	$80,670	$77,632

Earnings per share attributable to Company shareholders - Basic	$0.87	$0.34	$2.59	$2.47

Earnings per share attributable to Company shareholders - Diluted	$0.87	$0.34	$2.58	$2.46

Shares of the Company used in computing earnings per share:
Basic	31,185	31,111	31,163	31,416

Diluted	31,283	31,223	31,256	31,518

Dividends declared per Class A share	$0.25	$0.21	$0.75	$0.63

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$171,506	$291,776
Accounts receivable, net	270,487	200,018
Contract assets, net	165,833	148,695
Inventories	180,991	139,050
Income taxes prepaid and receivable	6,402	7,938
Prepaid expenses and other current assets	61,155	50,962
Total current assets	$856,374	$838,439

Property, plant and equipment, net	566,974	445,658
Intangibles, net	44,636	33,811
Goodwill	177,398	178,217
Deferred income taxes	15,284	15,196
Noncurrent receivables, net	25,300	27,913
Other assets	104,284	103,021
Total assets	$1,790,250	$1,642,255

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$70,105	$69,707
Accrued liabilities	135,343	126,385
Current maturities of long-term debt	27,246	—
Income taxes payable	10,103	15,224
Total current liabilities	242,797	211,316

Long-term debt	463,339	439,000
Other noncurrent liabilities	141,620	108,758
Deferred taxes and other liabilities	20,861	15,638
Total liabilities	868,617	774,712

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $.001 per share; authorized 100,000,000 shares; 40,856,910 issued in 2023 and 40,785,434 in 2022	41	41
Additional paid in capital	446,470	441,540
Retained earnings	988,602	931,318
Accumulated items of other comprehensive income:
Translation adjustments	(151,177)	(146,851)
Pension and postretirement liability adjustments	(17,389)	(15,783)
Derivative valuation adjustment	12,957	17,707
Treasury stock (Class A), at cost; 9,661,845 shares in 2023 and 9,674,542 shares in 2022	(364,665)	(364,923)
Total Company shareholders' equity	914,839	863,049
Noncontrolling interest	6,794	4,494
Total equity	921,633	867,543
Total liabilities and shareholders' equity	$1,790,250	$1,642,255

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES
Net income	$81,066	$78,267
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	50,164	46,864
Amortization	4,614	5,044
Change in deferred taxes and other liabilities	(1,264)	(15,582)
Impairment of property, plant, equipment, and inventory	577	2,610
Non-cash interest expense	1,148	840
Non-cash portion of pension settlement expense	—	42,657
Compensation and benefits paid or payable in Class A Common Stock	5,189	3,282
Provision for credit losses from uncollected receivables and contract assets	641	885
Foreign currency remeasurement (gain) on intercompany loans	(4,704)	(6,629)
Fair value adjustment on foreign currency options	581	(409)

Changes in operating assets and liabilities that provided/(used) cash, net of impact of business acquisition:
Accounts receivable	(18,172)	(20,260)
Contract assets	(16,550)	(37,201)
Inventories	(293)	(24,895)
Prepaid expenses and other current assets	(3,030)	(2,733)
Income taxes prepaid and receivable	1,597	(2,179)
Accounts payable	(6,661)	5,081
Accrued liabilities	(16,454)	(12,624)
Income taxes payable	(5,810)	2,639
Noncurrent receivables	2,276	2,976
Other noncurrent liabilities	(3,602)	(5,960)
Other, net	2,499	4,634
Net cash provided by operating activities	73,812	67,307

INVESTING ACTIVITIES
Purchase of business, net of cash acquired	(133,470)	—
Purchases of property, plant and equipment	(48,850)	(50,948)
Purchased software	(276)	(1,884)
Net cash used in investing activities	(182,596)	(52,832)

FINANCING ACTIVITIES
Proceeds from borrowings	71,249	145,000
Principal payments on debt	(51,479)	(48,000)
Principal payments on finance lease liabilities	—	(654)
Debt acquisition costs	(4,108)	—
Purchase of Treasury shares	—	(84,780)
Taxes paid in lieu of share issuance	(3,136)	(770)
Proceeds from options exercised	—	17
Dividends paid	(23,365)	(19,932)
Net cash used in financing activities	(10,839)	(9,119)

Effect of exchange rate changes on cash and cash equivalents	(647)	(30,910)

Decrease in cash and cash equivalents	(120,270)	(25,554)
Cash and cash equivalents at beginning of period	291,776	302,036
Cash and cash equivalents at end of period	$171,506	$276,482

The following table presents the reconciliation of Net revenues to net revenues excluding the effect of changes in currency translation rates, a non-GAAP measure:

(in thousands, except percentages)	Net revenues as reported, Q3 2023	Increase due to changes in currency translation rates	Q3 2023 revenues on same basis as Q3 2022 currency translation rates	Net revenues as reported, Q3 2022	% Change compared to Q3 2022, excluding currency rate effects
Machine Clothing	$166,588	$662	$165,926	$153,389	8.2%
Albany Engineered Composites	114,518	1,275	113,243	107,174	5.7%
Consolidated total	$281,106	$1,937	$279,169	$260,563	7.1%

(in thousands, except percentages)	Net revenues as reported, YTD 2023	(Decrease)/ increase due to changes in currency translation rates	YTD 2023 revenues on same basis as 2022 currency translation rates	Net revenues as reported, YTD 2022	% Change compared to 2022, excluding currency rate effects
Machine Clothing	$479,027	$(3,684)	$482,711	$459,121	5.1%
Albany Engineered Composites	345,298	851	344,447	306,980	12.2%
Consolidated total	$824,325	$(2,833)	$827,158	$766,101	8.0%

The following table presents Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q3 2023	Gross profit margin, Q3 2023	Gross profit, Q3 2022	Gross profit margin, Q3 2022
Machine Clothing	$79,257	47.6%	$79,232	51.7%
Albany Engineered Composites	22,578	19.7%	21,261	19.8%
Consolidated total	$101,835	36.2%	$100,493	38.6%

(in thousands, except percentages)	Gross profit, YTD 2023	Gross profit margin, YTD 2023	Gross profit, YTD 2022	Gross profit margin, YTD 2022
Machine Clothing	$238,031	49.7%	$237,434	51.7%
Albany Engineered Composites	65,826	19.1%	55,256	18.0%
Consolidated total	$303,857	36.9%	$292,690	38.2%

A reconciliation from Net income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended September 30, 2023
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$50,710	$9,374	$(32,930)	$27,154
Interest expense/(income), net	—	—	3,653	3,653
Income tax expense	—	—	9,207	9,207
Depreciation and amortization expense	5,976	12,510	975	19,461
EBITDA (non-GAAP)	56,686	21,884	(19,095)	59,475
Restructuring expenses, net	82	—	—	82
Foreign currency revaluation (gains)/losses (a)	(656)	19	516	(121)
CEO transition expenses	—	—	2,052	2,052
Inventory step-up impacting Cost of goods sold	1,370	—	—	1,370
Acquisition/integration costs	—	273	1,642	1,915
Pre-tax (income) attributable to noncontrolling interest	—	(73)	—	(73)
Adjusted EBITDA (non-GAAP)	$57,482	$22,103	$(14,885)	$64,700
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	34.5%	19.3%	—	23.0%

Three months ended September 30, 2022
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$57,247	$9,958	$(56,382)	$10,823
Interest expense/(income), net	—	—	3,794	3,794
Income tax benefit	—	—	(3,183)	(3,183)
Depreciation and amortization expense	4,913	11,303	818	17,034
EBITDA (non-GAAP)	62,160	21,261	(54,953)	28,468
Restructuring expenses, net	42	—	—	42
Foreign currency revaluation (gains)/losses (a)	(2,931)	122	(6,633)	(9,442)
Dissolution of business relationships in Russia	(214)	—	—	(214)
Pension settlement expense	—	—	49,128	49,128
Acquisition/integration costs	—	255	—	255
Pre-tax (income) attributable to noncontrolling interest	—	(176)	—	(176)
Adjusted EBITDA (non-GAAP)	$59,057	$21,462	$(12,458)	$68,061
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	38.5%	20.0%	—	26.1%

Nine months ended September 30, 2023
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$153,400	$27,460	$(99,794)	$81,066
Interest expense/(income), net	—	—	10,049	10,049
Income tax expense	—	—	39,908	39,908
Depreciation and amortization expense	15,682	36,246	2,850	54,778
EBITDA (non-GAAP)	169,082	63,706	(46,987)	185,801
Restructuring expenses, net	227	—	—	227
Foreign currency revaluation (gains)/losses (a)	1,870	19	(3,609)	(1,720)
CEO transition expenses	—	—	2,052	2,052
Inventory step-up impacting Cost of goods sold	1,370	—	—	1,370
Acquisition/integration costs	—	813	2,005	2,818
Pre-tax (income) attributable to noncontrolling interest	—	(474)	—	(474)
Adjusted EBITDA (non-GAAP)	$172,549	$64,064	$(46,539)	$190,074
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues-non-GAAP)	36.0%	18.6%	—	23.1%

Nine months ended September 30, 2022
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$161,752	$20,688	$(104,173)	$78,267
Interest expense/(income), net	—	—	11,336	11,336
Income tax expense	—	—	22,273	22,273
Depreciation and amortization expense	14,716	34,792	2,400	51,908
EBITDA (non-GAAP)	176,468	55,480	(68,164)	163,784
Restructuring expenses, net	255	—	13	268
Foreign currency revaluation (gains)/losses (a)	(3,690)	755	(17,644)	(20,579)
Dissolution of business relationships in Russia	1,573	—	781	2,354
Pension settlement expense	—	—	49,128	49,128
Acquisition/integration costs	—	806	—	806
Pre-tax (income) attributable to noncontrolling interest	—	(633)	—	(633)
Adjusted EBITDA (non-GAAP)	$174,606	$56,408	$(35,886)	$195,128
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues-non-GAAP)	38.0%	18.4%	—	25.5%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended September 30, 2023 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$82	$21	$61	$0.00
Foreign currency revaluation (gains)/losses (a)	(121)	(35)	(86)	0.00
CEO transition expenses	2,052	—	2,052	0.07
Inventory step-up impacting Cost of goods sold	1,370	411	959	0.03
Acquisition/integration costs	1,915	476	1,439	0.05

Three months ended September 30, 2022 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$42	$6	$36	$0.00
Foreign currency revaluation (gains)/losses (a)	(9,442)	(2,694)	(6,748)	(0.22)
Dissolution of business relationships in Russia	(214)	(18)	(196)	(0.01)
Pension settlement expense	49,128	11,947	37,181	1.20
Tax impact of stranded OCI benefit from Tax Cuts and Job Act (TCJA) for pension liability (b)	—	5,217	(5,217)	(0.17)
Acquisition/integration costs	255	77	178	0.01

Nine months ended September 30, 2023 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$227	$68	$159	$0.01
Foreign currency revaluation (gains)/losses (a)	(1,720)	(504)	(1,216)	(0.04)
CEO transition expenses	2,052	—	2,052	0.07
Withholding tax related to internal restructuring	—	(3,026)	3,026	0.10
Inventory step-up impacting Cost of goods sold	1,370	411	959	0.03
Acquisition/integration costs	2,818	725	2,093	0.07

Nine months ended September 30, 2022 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$268	$75	$193	$0.01
Foreign currency revaluation (gains)/losses (a)	(20,579)	(5,829)	(14,750)	(0.47)
Dissolution of business relationships in Russia	2,354	314	2,040	0.06
Pension settlement expense	49,128	11,947	37,181	1.20
Tax impact of stranded OCI benefit from TCJA for pension liability (b)	—	5,217	(5,217)	(0.17)
Acquisition/integration costs	806	241	565	0.03

The following table provides a reconciliation of Earnings per share to Adjusted Earnings per share:

	Three months ended September 30,		Nine months ended September 30,
Per share amounts (Basic)	2023	2022	2023	2022
Earnings per share (GAAP)	$0.87	$0.34	$2.59	$2.47
Adjustments, after tax:
Restructuring expenses, net	—	—	0.01	0.01
Foreign currency revaluation (gains)/losses (a)	—	(0.22)	(0.04)	(0.47)
Dissolution of business relationships in Russia	—	(0.01)	—	0.06
Pension settlement charge	—	1.20	—	1.20
Tax impact of stranded OCI benefit from Tax Cuts and Job Act (TCJA) for pension liability (b)	—	(0.17)	—	(0.17)
CEO transition expenses	0.07	—	0.07	—
Withholding tax related to internal restructuring	—	—	0.10	—
Inventory step-up impacting Cost of goods sold	0.03	—	0.03	—
Acquisition/integration costs	0.05	0.01	0.07	0.03
Adjusted Earnings per share (non-GAAP)	$1.02	$1.15	$2.83	$3.13

The calculations of net debt are as follows:

(in thousands)	September 30, 2023	December 31, 2022	September 30, 2022
Current maturities of long-term debt	$27,246	$—	$—
Long-term debt	463,339	439,000	447,000
Total debt	490,585	439,000	447,000
Cash and cash equivalents	171,506	291,776	276,482
Net debt (non-GAAP)	$319,079	$147,224	$170,518

The calculation of net leverage ratio as of September 30, 2023 is as follows:

Total Company
	Twelve months ended	Nine months ended		Trailing twelve months ended
(in thousands)	December 31, 2022	September 30, 2022	September 30, 2023	September 30, 2023 (non-GAAP) (c)
Net income/(loss) (GAAP)	$96,508	$78,267	$81,066	$99,307
Interest expense/(income), net	14,000	11,336	10,049	12,713
Income tax expense	35,472	22,273	39,908	53,107
Depreciation and amortization expense	69,049	51,908	54,778	71,919
EBITDA (non-GAAP)	215,029	163,784	185,801	237,046
Restructuring expenses, net	106	268	227	65
Foreign currency revaluation (gains)/losses (a)	(9,829)	(20,579)	(1,720)	9,030
Dissolution of business relationships in Russia	2,275	2,354	—	(79)
CEO transition expenses	—	—	2,052	2,052
Inventory step-up impacting Cost of goods sold	—	—	1,370	1,370
Pension settlement expense	49,128	49,128	—	—
IP address sales	(3,420)	—	—	(3,420)
Acquisition/integration costs	1,057	806	2,818	3,069
Pre-tax (income) attributable to noncontrolling interest	(817)	(633)	(474)	(658)
Adjusted EBITDA (non-GAAP)	$253,529	$195,128	$190,074	$248,475

(in thousands, except for net leverage ratio)	September 30, 2023
Net debt (non-GAAP)	$319,079
Trailing twelve months Adjusted EBITDA (non-GAAP)	248,475
Net leverage ratio (non-GAAP)	1.28

(a) Foreign currency revaluation (gains)/losses represent unrealized gains and losses arising from the remeasurement of monetary assets and liabilities denominated in non-functional currencies on the balance sheet date.

(b) Our Adjusted EPS excluded the benefit from the reclassification of stranded income tax effects caused by the TCJA associated with the US pension plan liability that was eliminated in September 2022, a one-time event that would not recur in the future. Such stranded income tax effect represented a one-time benefit that distorted the effective tax rate for the quarter and year-to-date ended September 30, 2022, and would not be indicative of ongoing or expected future income tax rate at the Company. Management believes excluding pension settlement expense and its income tax impact, including the stranded income tax effects, from its Adjusted EBITDA and Adjusted EPS for the quarter and year-to-date ended September 30, 2022 would provide investors a transparent view and enhanced ability to better assess the Company’s ongoing operational and financial performance.
(c) Calculated as amounts incurred during the twelve months ended December 31, 2022, less those incurred during the nine months ended September 30, 2022, plus those incurred during the nine months ended September 30, 2023.

The tables below provide a reconciliation of forecasted full-year 2023 Adjusted EBITDA and Adjusted EPS (non-GAAP measures) to the comparable GAAP measures.

Forecast of Full Year 2023 Adjusted EBITDA	Machine Clothing		AEC
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP) (d)	$185	$195	$36	$40
Income attributable to the noncontrolling interest	—	—	—	—
Interest expense/(income), net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	23	23	48	49
EBITDA (non-GAAP)	208	218	84	89
Restructuring expenses, net (e)	—	—	—	—
Foreign currency revaluation (gains)/losses (e)	2	2	—	—
Acquisition/integration costs (e)	—	—	1	1
Cost of goods sold adjustment due to acquisition	5	5	—	—
Pre-tax (income)/loss attributable to non-controlling interest	—	—	—	—
Adjusted EBITDA (non-GAAP)	$215	$225	$85	$90
(d) Interest, Other income/expense and Income taxes are not allocated to the business segments

Forecast of Full Year 2023 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP)	$95	$105
Income attributable to the noncontrolling interest	—	—
Interest expense/(income), net	14	14
Income tax expense	46	52
Depreciation and amortization	75	75
EBITDA (non-GAAP)	230	246
Restructuring expenses, net (e)	—	—
Foreign currency revaluation (gains)/losses (e)	(2)	(2)
Acquisition/integration costs (e)	3	3
CEO transition expenses	2	2
Inventory step-up impacting Cost of goods sold	5	5
Pre-tax (income)/loss attributable to non-controlling interest	—	—
Adjusted EBITDA (non-GAAP)	$238	$254

	Total Company
Forecast of Full Year 2023 Earnings per share (basic) (f)	Low	High
Net income attributable to the Company (GAAP)	$3.02	$3.37
Restructuring expenses, net (e)	0.01	0.01
Foreign currency revaluation (gains)/losses (e)	(0.04)	(0.04)
Withholding tax related to internal restructuring	0.10	0.10
CEO transition expenses	0.07	0.07
Inventory step-up impacting Cost of goods sold	0.12	0.12
Acquisition/integration costs (e)	0.07	0.07
Adjusted Earnings per share (non-GAAP)	$3.35	$3.70

(e) Due to the uncertainty of these items, we are unable to forecast these items for 2023
(f) Calculations based on weighted average shares outstanding estimate of approximately 31.2 million

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of fabrics and process belts used in the manufacture of all grades of paper products. Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for jet engine and airframe applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 32 plants in 14 countries, employs approximately 5,400 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, that should not be considered in isolation or as a substitute for the related GAAP measures. Such non-GAAP measures include net revenues and percent change in net revenues, excluding the impact of currency translation effects; EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin; Net debt; Net leverage ratio; and Adjusted earnings per share (or Adjusted EPS). Management believes that these non-GAAP measures provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net revenues and change in Net revenues, after currency effects are excluded, provides management and investors insight into underlying revenues trends. Net revenues, or percent changes in net revenues, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA (calculated as net income excluding interest, income taxes, depreciation and amortization), Adjusted EBITDA, and Adjusted EPS are performance measures that relate to the Company’s continuing operations. The Company defines Adjusted EBITDA as EBITDA excluding costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance. Such excluded costs or benefits do not consist of normal, recurring cash items necessary to generate revenues or operate our business. Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of net revenues.

The Company defines Adjusted EPS as basic earnings per share (GAAP), adjusted by the after tax per share amount of costs or benefits not reflective of the Company’s ongoing or expected future operational performance. The income tax effects are calculated using the applicable statutory income tax rate of the jurisdictions where such costs or benefits were incurred or the effective tax rate applicable to total company results.

The Company’s Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EPS may not be comparable to similarly titled measures of other companies.

Net debt aids investors in understanding the Company’s debt position if all available cash were applied to pay down indebtedness.

Net leverage ratio informs the investors of the Company's financial leverage at the end of the reporting period, providing an indicator of the Company's ability to repay its debt.

We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic conditions, including inflationary cost pressures, as well as global events, which include but are not limited to geopolitical events; paper-industry trends and conditions during 2023 and in future years; expectations in 2023 and in future periods of revenues, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net revenues), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the revenues growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Contacts
John Hobbs
603-330-5897
john.hobbs@albint.com